COPY
ORIGINAL FILED

AUG 2 9 1996

SUPERIOR COURT
SPOKANE COUNTY, WA

SUPERIOR COURT OF WASHINGTON FOR SPOKANE COUNTY

In the Matter of

BUTTE HIGHLANDS MINING COMPANY, qualified to do business in Washington.

NO. 96204840-7

FINDINGS OF FACT

THIS MATTER having come before this Court on Paul A. Hatfield's verified Petition for Relief, the Court having considered the Affidavit of Paul A. Hatfield, and having considered the records and files herein, and pursuant to the Court's Order Re Special Meeting,

The Court hereby MAKES the following FINDINGS OF FACT,

1. That Butte Highlands Mining Company (hereinafter "the Company") was incorporated under the laws of the State of Delaware on May 3, 1928, and was qualified to do business in the State of Washington on October 27, 1987. That the registered office of the Company in the State of Washington is in the County of Spokane. That the Company has paid all annual license fees and taxes and is in good standing with the office of the Secretary of States of Delaware and Washington.

2. That the Company has approximately 800 shareholders.

3. That the Company has been unable to have regular shareholder meetings for several years because the addresses of the holders of approximately 76% of the Company's 2,254,508 outstanding shares of stock are lost, destroyed, incomplete and inadequate, and many of the shareholders have failed to change their addresses on the records of the Company. In the last five

RANDALL & DANSKIN, P.S.
ATTORNEYS AND COUNSELORS
1500 SEAFIRST FINANCIAL CENTER
601 WEST RIVERSIDE AVENUE
SPOKANE, WASHINGTON 99201-0653

years, several mailings have been made to shareholders on the Company's shareholder list and approximately 76% of the mailings have been returned to the Company because of inadequate or incomplete addresses. The last shareholder meeting, where there was a quorum present, was held on December 2, 1987, which meeting was possible only because the Court appointed a trustee to vote the shares of missing shareholders and to satisfy quorum requirements for a valid meeting.

4. That because of continuing inability to locate such shareholders, the Company has been unable, since December 2, 1987, to hold any shareholder meetings, where there was a quorum present, to accomplish the purposes for which the Company was organized. As a direct result, the interests of all the shareholders of the Company, those whose whereabouts are known to the Company as well as those unknown, have suffered.

5. That the petitioner, who is the president of the Company, wishes to take action to permit the Company henceforth to hold regular meetings and conduct the business of the Company for the benefit of all its shareholders.

6. That the petitioner wishes to hold a special meeting of the shareholders of the Company on Friday, September 20, 1996 at 7:00 p.m. at N. 5005 Keller Road, Spokane, WA 99216 to consider the plan set forth in Exhibit A attached to the Petition for Relief.

7. That the plan set forth in Exhibit A attached to the Petition for Relief provides for the following actions to be carried out by the shareholders:

a. The election of three (3) members to the board of directors of the Company to hold office until the next annual meeting of stockholders or until their successors are elected and have qualified;

b. The consideration and approval of amendments to the articles of incorporation of the Company and a related plan of recapitalization whereby: (i) the capital stock of the Company would be divided into two classes of common stock, Class A Voting Common Stock (the "Class A Stock") and Class B Nonvoting Common Stock (the "Class B Stock"); (ii) those stockholders of the Company who can be located would receive one share of Class A Stock for each issued and outstanding share of capital stock currently owned by them; and (iii) those stockholders of the Company

RANDALL & DANSKIN, P.S.
ATTORNEYS AND COUNSELORS
1500 SEAFIRST FINANCIAL CENTER
601 WEST RIVERSIDE AVENUE
SPOKANE, WASHINGTON 99201-0653

who cannot be located would receive one share of Class B Common Stock, which would be held in trust for their benefit, for each issued and outstanding share of capital stock currently owned by them;

c. The adoption of new bylaws of the Company;

d. The consideration of the issuance of shares of capital stock to Paul A. Hatfield, the president of the Company, as consideration for services rendered to, and funds advanced on behalf of, the Company; and the consideration of the grant of options to acquire capital stock to directors, officers and key employees; and

e. The conducting of any other business as may properly come before the meeting or any adjournment thereof.

8. Approval of the plan would allow the Company to resume normal operations. The plan would amend the Articles of Incorporation to create two classes of common stock, Class A (voting stock) and Class B (nonvoting stock). Those shareholders who can be located would receive one share of Class A Voting Stock for each issued and outstanding share of capital stock currently owned by them. Those shareholders who cannot be located would receive one share of Class B Non Voting Stock for every outstanding share of capital stock of which they are the record owner. Such shares of Class B Stock would be held in trust, for the benefit of the missing owners, by a trustee.

9. The rights of the holders of Class A and Class B stock would be identical with respect to dividends, rights upon liquidation or dissolution and in every other respect, except the right to vote on matters submitted to stockholders for vote. Only those holding Class A stock would have voting rights. As those who would be issued Class A stock are all the shareholders whose whereabouts are known, the Company would thereafter be able to assemble a quorum of shareholders to conduct regular and ongoing company business.

10. Should any holder of Class B stock (or his or her heirs or other beneficiaries) be located, or make themselves known in any way to the Company after initiation of the plan, the trustee would be authorized to issue such shareholder shares of Class A Stock in exchange for an equal number of shares of Class B stock.

RANDALL & DANSKIN, P.S.
ATTORNEYS AND COUNSELORS
1500 SEAFIRST FINANCIAL CENTER
601 WEST RIVERSIDE AVENUE
SPOKANE, WASHINGTON 99201-0653

11. Through initiation of this plan, the Company will be able to resume business, without the need to petition regularly for intervention of the court to appoint a trustee to represent the interests of those missing shareholders in order to hold regular meetings of shareholders. The features of the plan outlined above, meanwhile, assure that the interests of the missing shareholders are not compromised and are in all respects adequately protected.

12. The plan that is being proposed to be adopted at the special meeting on September 20, 1996 will be in the best interests of the missing shareholders.

DONE IN OPEN COURT this 9th day of August, 1996.

KAREN L. SAYRE
COMMISSIONER PRO TEM
Judge/Court Commissioner/Clerk

PRESENTED BY:

Timothy C. Krsul, WSBA #24107
Randall & Danskin, P.S.
Attorneys for Plaintiffs

[illegible]

RANDALL & DANSKIN, P.S.
ATTORNEYS AND COUNSELORS
1500 SEAFIRST FINANCIAL CENTER
601 WEST RIVERSIDE AVENUE
SPOKANE, WASHINGTON 99201-0653

COPY ORIGINAL FILED

SEP 1 1 1996

SUPERIOR COURT SPOKANE COUNTY, WN

SUPERIOR COURT OF WASHINGTON FOR SPOKANE COUNTY

In the Matter of

BUTTE HIGHLANDS MINING CO.
SEPTEMBER 20, 1996 @ 7:00 PM

No. 96-20[illegible]

AFFIDAVIT OF PUBLISHING NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

STATE OF WASHINGTON)
) ss.
County of Spokane)

CLARK E. HAGER, SR, being first duly sworn on oath deposes and says that he is the PUBLISHER of The Valley Herald, a weekly newspaper. That said newspaper is a legal newspaper and it is now and has been for more than six months prior to the date of the publication hereinafter referred to, published in the English language continually as a weekly newspaper in Spokane County, Washington, and it is now and during all of said time was printed in an office maintained at the aforesaid place of publication of said newspaper, which said newspaper had been approved as a legal newspaper by order of the Superior Court of the State of Washington in and for Spokane County. That the following is a true copy of a public notice as it was published in regular issues commencing on the 22 day of August, 1996, and ending on the 22 day of August, 1996, both dates inclusive, and that such newspaper was regularly distributed to its subscribers during all of said period:

BUTTE HIGHLANDS MINING COMPANY
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 20, 1996

TO THE STOCKHOLDERS OF BUTTE HIGHLANDS MINING COMPANY: [illegible]

[illegible]

BY ORDER OF THE BOARD OF DIRECTORS
[illegible]
[illegible], President

[Signature]

SUBSCRIBED and SWORN to before me this 22 day of August, 1996.

State of Washington
County of Spokane

I certify that I know or have satisfactory evidence that Clark E. Hager, Sr. is the person who appeared before me, and said person acknowledged that he signed this instrument and acknowledged it to be his free and voluntary act for the uses and purposes mentioned in the instrument.

[Signature]
Mary K. Nelson, A.C.E.

Title: Notary Public

My appointment expires: 6-8-98

AFFIDAVIT OF PUBLICATION

STATE OF IDAHO }
County of Kootenai. } ss.

[illegible] being first duly sworn upon oath deposes and says:

1. I am now and at all times hereinafter mentioned was a citizen of the United States, resident of the State of Idaho, over the age of twenty-one years and not a party of the above entitled action.

2. I am now and at all times hereinafter mentioned was the printer (principal clerk) of the "Coeur d'Alene Press," a newspaper printed and published daily except Sunday in Coeur d'Alene, Kootenai County, Idaho, and having a general circulation in said county.

3. The [illegible]

of which the annexed is a printed copy, was published in the regular [illegible] issue of said newspaper for ____ consecutive [illegible] commencing on the ____ day of ____ 19__, and ending on the ____ day of ____, 19__, and such publication was made as often during said period as said [illegible] newspaper was regularly issued.

4. That said newspaper has been continuously and uninterruptedly published in said Kootenai County, during a period of more than seventy-eight consecutive weeks immediately prior to the first publication of said notice

Subscribed and sworn to before me this ____ day of ____ 19__

Roberta Manley
Notary Public for the State of Idaho, residing at Coeur d'Alene, Idaho.

ROBERTA MANLEY
My commission expires 3-5-99

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 20, 1996

TO: THE STOCKHOLDERS OF BUTTE HIGHLANDS MINING COMPANY

A special meeting of stockholders of BUTTE HIGHLANDS MINING COMPANY (the "Company"), a Delaware corporation, will be held at N. 3005 Keller Road Spokane, Washington, on Friday, September 20, 1996, at 7:00 p.m., local time, for the following purposes:

(1) To elect three (3) members to the board of directors of the Company to hold office until the next annual meeting of stockholders or until their successors are elected and have qualified.

(2) To consider and approve amendments to the articles of incorporation of the Company and a related plan of recapitalization whereby (i) the capital stock of the Company would be divided into two classes of common stock, Class A Voting Common Stock (the "Class A Stock") and Class B Nonvoting Common Stock (the "Class B Stock"); (ii) those stockholders of the company who can be located would receive one share of Class A Stock for each issued and outstanding share of capital stock currently owned by them; and (iii) those stockholders of the Company who cannot be located would receive one share of Class B Common Stock, which would be held in trust for their benefit, for each issued and outstanding share of capital stock currently owned by them;

(3) To adopt new bylaws of the Company;

(4) To consider the issuance of shares of capital stock to Paul A. Hatfield, the president of the Company, as consideration for services rendered to, and funds advanced on behalf of, the Company, and to consider the grant of options to acquire capital stock to directors, officers or key employees; and

(5) To conduct any other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on August 13, 1996 are entitled to vote at the special meeting and any adjournment(s) or postponement(s) thereof. Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy in the reply envelope provided. The prompt return of your proxy will assist us in preparing for the meeting.

Shareholders who have not received this Notice by mail will be treated as missing shareholders. If the missing shareholders fail to appear at the shareholders' meeting, the court will appoint a person to vote their shares.

BY ORDER OF THE
BOARD OF DIRECTORS
Paul A. Hatfield, President

Legal 87
Aug. 16, 1996

Legal #3868

Affidavit of Publication

STATE OF WASHINGTON
County of Thurston

ss.

Legal #3868

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [illegible] SEPTEMBER 20, 1996

TO THE STOCKHOLDERS OF BUTTE HIGHLANDS MINING COMPANY:

A special meeting of stockholders of BUTTE HIGHLANDS MINING COMPANY (the "Company"), a Delaware corporation, will be held at [illegible], Washington, on Friday, September 20, 1996, at 7:00 p.m., local time, for the following purposes:

(1) To elect three (3) members to the board of directors of the Company, to serve until the next annual meeting of stockholders or until their successors are elected and have qualified;

(2) To consider and approve amendments to the articles of incorporation of the Company and a related plan of recapitalization whereby all the capital stock of the Company would be divided into two classes of common stock: [illegible]

(3) To [illegible] of the Company;

(4) To consider the [illegible]

(5) To conduct any other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on August 16, 1996 [illegible]

Shareholders who have not received this notice by mail will be treated as missing shareholders. [illegible] appoint a person to vote the shares.

BY ORDER OF THE
BOARD OF DIRECTORS
/s/ Paul A. Hatfield
Paul A. Hatfield, President

Publish: August 23, 1996

The undersigned being first duly sworn on oath deposed and says: That she is the Principal Clerk of The Olympian which is a legal newspaper printed and published in the City of Olympia, Thurston County, Washington; of general circulation in said City, County and State; that the Notice of Special Meeting of Stockholders in the case of Butte Highland Mining Company

of which the attached is a printed copy, was published in said newspaper:

On the 23rd day of August 1996
the ______ day of ______ 1996
the ______ day of ______ 1996
the ______ day of ______ 1996
the ______ day of ______ 1996
the ______ day of ______ 1996
the ______ day of ______ 1996

that the said newspaper was generally circulated during all of said time, and has been published for more than six months prior to the dates of the publication of this legal document, and that said notice was published in the newspaper proper, and not in supplement form.

The amount of fee charged for this publication $ 100.45

Martha Hogan
Principal Clerk

Subscribed and sworn to me this 23rd day of August 1996.

NOTARY PUBLIC
State of Washington
PHIL S. BROWN III
Commission Expires February 7, 1999

[signature]
Notary Public in and for the State of Washington
residing at Olympia, Thurston County, Washington

The Olympian has been appointed as a legal newspaper by order of the Superior Court of the State of Washington for Thurston County, dated July 20, 1941, in the county in which said newspaper is published in accordance with RCW 6516020 and RCW 6516040.

NOTE The above affidavit and fee is in compliance with RCW 65.16.030 and Sec. 3, Chapter 34, Laws of 1977.